UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 701-8000
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Exhibit Index
Signatures

2

Item 1.01 Entry Into a Material Definitive Agreement

     In connection with our emergence from bankruptcy in July of 2004, Atlas Air Worldwide Holdings, Inc. (the “Company”) adopted its 2004 Long Term Incentive and Share Award Plan (the “LTIP”). The LTIP applies to employees, consultants and directors of the Company and its affiliates, and was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2004. Pursuant to the terms and provisions of the LTIP, which are incorporated herein by reference, the Company may, among other things, from time to time grant options (“Options”) to purchase shares of the Company’s common stock, par value $.01 per share (“Shares”), pursuant to the terms and conditions set forth in the LTIP and any related stock option agreement (“Option Agreement”). The Company is voluntarily filing the form of Option Agreement for employees, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Pursuant to the LTIP, Options may be designated as non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and have such terms and conditions, including exercise price, option term, time and method of exercise and vesting schedule, as provided in the relevant Option Agreement. Additionally, the Option Agreement provides for (i) a vesting schedule, (ii) accelerated vesting of a portion of the Option in certain circumstances, and (iii) the forfeiture to the Company of Options that are not exercisable immediately following a termination of service of an option holder (“Option Holder”), as further provided in the Option Agreement. Option Holders are not entitled to any of the rights of a stockholder of the Company until Shares are issued pursuant to the terms and conditions of the LTIP and the Option Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Stock Option Agreement – Form of Employee Version

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: March 28, 2005	By:	/s/ John W. Dietrich

	Name:	John W. Dietrich
	Title:	Senior Vice President, General Counsel
and Chief Human Resources Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Option Agreement – Form of Employee Version